As filed with the Securities and Exchange Commission on October __, 2003
Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

StockerYale, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2114473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

     32 Hampshire Road
Salem, New Hampshire 03079
(603) 893-8778
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Francis J. O'Brien
Executive Vice President, Chief Financial Officer and Treasurer
StockerYale, Inc.
     32 Hampshire Road
Salem, New Hampshire 03079
(603) 893-8778
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stuart M. Cable, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value	1,610,000 shares	$1.02	$1,642,200	$132.85

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Common Stock of StockerYale, Inc., on October 3, 2003, as reported on The Nasdaq National Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated _______, 2003

PROSPECTUS

StockerYale, Inc.

1,610,000 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, may offer to sell up to an aggregate of 1,610,000 shares of common stock of StockerYale, Inc. StockerYale is filing the registration statement of which this prospectus is a part at this time primarily to fulfill a contractual obligation to do so, which the Company undertook at the time of the original issuance of these shares of common stock.

The common stock of StockerYale is traded under the symbol 'STKR' on The Nasdaq National Market. On October 14, 2003, the reported closing price for the common stock on The Nasdaq National Market was $0.97 per share.

StockerYale will not receive any of the proceeds from the sale of these shares of common stock. StockerYale has agreed to bear all of the expenses in connection with the registration and sale of these shares of common stock (other than underwriting discounts and selling commissions).

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE 'RISK FACTORS' BEGINNING ON PAGE 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2003

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ABOUT THIS PROSPECTUS

     You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference” on page 18. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. The Company has not authorized anyone to provide you with different information. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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OUR BUSINESS

     The following is only a summary. The Company urges you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risks. Therefore, carefully consider the information provided under the heading “Risk Factors” beginning on page 4.

Overview

StockerYale, Inc. was incorporated on March 27, 1951 under the laws of the Commonwealth of Massachusetts. In December 1995, the Company completed the registration of its Common Stock with the U.S. Securities and Exchange Commission and its stock now trades on the NASDAQ National Market under the trading symbol 'STKR'.

StockerYale, Inc. (the Company) is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber, phase masks, and advanced optical sub-components for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

Recent Developments

On September 30, 2003, the Company entered into an agreement to modify the term of its credit facility with Merrill Lynch Business Financial Services. The new agreement provides a credit facility of $3,450,000 through a term note of $2,450,000 and a line of credit of $1,000,000. The new facility has a one year maturity and bears an interest rate of one month libor + 5.5%, on October 14,2003 the interest rate was 6.6%.

On September 24, 2003, the Company sold a Convertible Note to an institutional investor. The $2,500,000 Convertible Note matures on September 24, 2006, bears interest at a rate equal to the Prime Rate plus 3. 5%, but in no event less than 7.5%, and provides the holder with the option to convert the loan to common stock at $1.07 per share subject to certain adjustment features. StockerYale has the right to elect to make the monthly required payments on the convertible note (comprised of principal amortization and interest) in the form of shares of common stock, determined based on the $1.07 conversion price, as adjusted from time to time. The Company also issued to the holder seven-year warrants to purchase shares in the following warrant amounts and exercise prices per share of common stock: 225,000 shares at $1.23 per share, 150,000 shares at $1.34 per share and 100,000 shares at $1.44 per share.

On September 24, 2003, StockerYale, Inc. entered into a guarantee of a Euros125,000 in connection with a credit facility provided by the Bank of Ireland to StockerYale Ireland.

On September 18, 2003, the Company entered into an agreement with TJJ Corporation amending the $5,000,000 term note maturing in December 27, 2005. The new agreement results in loan amortization commencing in October 2003 and a reduction in the stockholders' equity covenant from $22,000,000 to $20,000,000. The new principal amortization is $100,000 per month for three months, $150,000 for the next three months and $200,000 per month for the following eleven months. The maturity was also changed to March 1, 2005. All other terms of the term note remained the same.

On August 23, 2003, the Company amended its credit facility with National Bank of Canada reducing the restricted term deposit from C$1,000,000 to C$250,000 and reducing the term loan from C$2,300,000 to C$1,550,000. The net availability of the term loan remained the same. In addition, the bank added Canadian Provincial Government research and development tax credits as additional eligible accounts receivable, which increased the availability of the revolving credit facility by approximately C$300,000. All other terms of the credit facility remained the same, including StockerYale, Inc.'s guarantee to fund StockerYale Canada's deficits if requested by the bank.

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The Offering

This prospectus relates to 1,610,000 shares of our common stock that may be offered for sale by the selling stockholders. The Company originally issued 1,610,000 of these shares of common stock in a series of private placements between June 3, 2003 and June 13, 2003. In those private placements, the Company granted registration rights to the investors. The Company is registering the common stock covered by this prospectus primarily in order to fulfill its contractual obligations with regards to these registration rights. Registration of the common stock does not necessarily mean that all or any portion of such stock will be offered for sale by the selling stockholders.

The Company has agreed to bear the expenses of the registration of the common stock under federal and state securities laws, but it will not receive any proceeds from the sale of any common stock offered under this prospectus.

Warrants

In conjunction with the private placement of 1,610,000 shares of common stock, the Company issued warrants to purchase 402,500 shares of common stock at a price of $1.20 per share. Each warrant expires three years after the date of purchase of the common stock.

Plan of Distribution

The selling stockholders may sell the shares of common stock registered under this prospectus through agents or dealers, directly to one or more individuals, institutions or other purchasers or through any combination of these methods of sale. The distribution of the securities may be effected in one or more transactions at market prices then prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See 'Plan of Distribution.'

RISK FACTORS

     Investing in the Company's securities involves risk. Before making an investment decision, you should carefully consider the following risks as well as other information included or incorporated by reference in this prospectus. The risks and uncertainties the Company has described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deem immaterial may also affect its business operations.

     If any of the matters included in the following risks were to occur, the Company's business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, the value of its securities could decline and you could lose all or part of your investment.

Risks Related to Its Business

StockerYale's history of losses and the uncertainty of its future profitability make its Common Stock a highly speculative investment
StockerYale has experienced operating losses during each of the years ending December 31, 2000, 2001, and 2002 and the six-month period ended June 30, 2003, and StockerYale may continue to incur losses. StockerYale cannot predict the size or duration of any future losses. Even if StockerYale does achieve profitability, StockerYale may be unable to sustain or increase its profitability in the future.

StockerYale may be unable to fund the initiatives required to achieve its new business strategy
In 2002, the Company began to focus its resources on opportunities that would result in revenue over the short term and simultaneously reduced its operating expenses by 40% on an annualized basis. In 2003, the Company has continued to reduce costs and is contemplating a restructuring of the Company's product lines. This restructuring could impact several product lines. While the Company believes these efforts will assist it in improving its financial condition, the Company can give no assurances as to whether its cost reduction and product restructuring efforts will be successful. If StockerYale's cost reduction strategies and efforts to raise additional capital are unsuccessful, the Company may be unable to fund its operations.

4 / STKR	2003 Form S-3

StockerYale's ability to continue as a going concern may be dependent on raising additional capital
StockerYale's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to operate on a profitable basis. As discussed in Recent Developments on page 3, during the third quarter of 2003 the Company issued a Convertible Note in the amount of $2,500,000 to an institutional investor, negotiated new terms and conditions for its credit facility with Merrill Lynch Business Financial Services and amended its credit agreements with National Bank of Canada and TJJ Corporation. The Company is also pursuing several additional financing options, including: a Canadian government development loan and the sale of real estate. There can be no assurances that the Company will be successful in achieving any of its financing options or implementing its restructuring plan.

Failure to comply with credit facility covenants may result in an acceleration of substantial indebtedness
The Company's indebtedness requires it to comply with various financial and other operating covenants, including covenants to make timely payments of principal and interest. Failure to comply with these covenants, without obtaining a waiver from the lender, would permit the lender to accelerate the repayment of all amounts outstanding under the indebtedness. Such an acceleration would have a material adverse effect on our liquidity, financial condition and results of operation.

StockerYale's stock price has been volatile; StockerYale may be subject to litigation due to the volatility of its stock price
StockerYale's stock has experienced significant price and volume fluctuations in recent years. On January 2, 2002, StockerYale's Common Stock reached $11.10 per share, which was the high in 2002, and, on September 24, 2003, its Common Stock closed at $1.04 per share. These fluctuations often have no direct relationship to StockerYale's operating performance and there is no assurance that its stock will continue to trade at the current price level. The market price for StockerYale's Common Stock may continue to be subject to wide fluctuations in response to a variety of factors, some of which are beyond its control.

In the past, some companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. In light of the fluctuations in StockerYale's stock price, it is possible that StockerYale may be the subject of such a securities class action litigation in the future. Such litigation often results in substantial costs and a diversion of management's attention and resources and could harm StockerYale's business, prospects, results of operations, or financial condition.

StockerYale's Common Stock price may be negatively impacted if its trading status on Nasdaq National Market changes
For continued inclusion on the NASDAQ National Market, StockerYale must meet certain tests, including a minimum bid price of $1.00 per share. On September 17, 2003, the Company received a de-listing notice from NASDAQ stating that if the Company did not meet the $1.00 minimum bid price for ten consecutive days the stock would be de-listed from The Nasdaq National Market as of September 26, 2003. On September 23, 2003, the Company received notice from The Nasdaq National Market that it had rescinded its letter of September 17, 2003 and that the Company had regained compliance with Marketplace Rule 4450 (a)(5). There can be no assurances that StockerYale will continue to meet the listing requirements of the Nasdaq National Market in the future.

The shares eligible for future sale may have negative impact on the stock price
Sales of substantial amounts of Common Stock in the public market following the sale of the 1,610,000 shares offered hereby could have an adverse effect on the market price of the Common Stock. In addition to the 1,610,000 shares offered hereby, 12,782,070 previously issued and outstanding shares of Common Stock are currently eligible for sale subject to the provisions of applicable securities laws. StockerYale has granted options to purchase 3,315,943 shares of Common Stock pursuant to its stock option plans, which are covered by registration statements on file with the Commission and warrants to purchase 1,147,457 shares of Common Stock outside of any plan and 2,336,448 shares of common stock issuable upon conversion of the convertible note. In addition, a subsidiary of StockerYale, Lasiris Holdings, Inc., has 85,290 shares of capital stock outstanding that are exchangeable into shares of StockerYale's Common Stock on a one-for-one basis at the option of the holders. Lasiris Holdings is the entity through which StockerYale acquired and continues to own StockerYale Canada (formerly, known as Lasiris, Inc.).

5 / STKR	2003 Form S-3

StockerYale's quarterly results are likely to be volatile
The implementation of StockerYale's business strategy makes prediction of future revenues difficult. StockerYale believes that its ability to accurately forecast revenues from sales of its products is also limited because of the development and sales cycles. This makes it difficult to predict the quarter in which sales will occur.

StockerYale's expense levels are based, in part, on its expectations regarding future revenues, and its expenses are generally fixed, particularly in the short term. StockerYale may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant shortfall of revenues in relation to StockerYale's expectations could cause significant declines in the Company's quarterly operating results.

StockerYale's operating results have varied on a quarterly basis during its operating history and are likely to fluctuate significantly in the future. StockerYale's operating results may be below the expectations of its investors as a result of a variety of factors, many of which are outside of the Company's control. Accordingly, StockerYale believes that quarter-to-quarter comparisons of its operating results are not necessarily meaningful. Investors should not rely on the results of one quarter as an indication of StockerYale's future performance.

StockerYale does not plan to pay dividends on the Common Stock
StockerYale has not and does not expect to declare or pay any cash dividends in the foreseeable future. StockerYale intends to retain all earnings, if any, in order to expand its operations.

StockerYale depends on a limited number of suppliers and may not be able to ship products on time if it is unable to obtain an adequate supply of raw materials and equipment on a timely basis
StockerYale depends on a limited number of suppliers of raw materials and equipment used to manufacture its products. StockerYale typically does not have long-term agreements with its suppliers and, therefore, its suppliers generally may stop supplying materials and equipment to StockerYale at any time. This reliance on a sole or limited number of suppliers could result in delivery problems and reduced control over product pricing and quality.

A small number of affiliated stockholders control a significant portion of StockerYale's stock
As of the date hereof, StockerYale's executive officers and directors as a group beneficially own or control approximately thirty percent (30%) of its Common Stock. Accordingly, these persons will have the ability to significantly influence StockerYale's Board of Directors and, therefore, the business, policies, executive compensation, and affairs of the Company. Furthermore, such influence could preclude any unsolicited acquisition of the Company and, consequently, adversely affect the market price of the Common Stock.

The loss of StockerYale's key personnel or the inability to recruit additional personnel may harm its business
StockerYale is highly dependent on its senior and middle management as well as its technical and research personnel. In particular, the loss of Mark W. Blodgett, the Chairman and Chief Executive Officer, or other key personnel, could harm the Company significantly. The loss of key management personnel or an inability to attract and retain sufficient numbers of qualified management personnel could materially and adversely affect StockerYale's business, results of operations, financial condition or future prospects.

In the event financial information included or incorporated in this prospectus that was audited by Arthur Andersen LLP is later determined to contain false statements you may be unable to recover damages from Arthur Andersen LLP
Our consolidated balance sheet as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2001 and 2000 were audited by Arthur Andersen LLP. Arthur Andersen has ceased operations in the U.S. As a result, you may be limited in our ability to recover damages from Arthur Andersen under the Securities Act of 1933, as amended, if it is later determined that there are false statements contained in any portion of this prospectus in reliance on financial data audited by Arthur Andersen.

6 / STKR	2003 Form S-3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and can be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” that may cause our or our industry's actual results, levels of activity, performance or achievements to vary from those expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the “Risk Factors” section, in additional to the other information set forth in this prospectus and the documents incorporated by reference herein.

     Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. The Company does not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

USE OF PROCEEDS

StockerYale will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

REGISTRATION RIGHTS

The following is a summary of the material terms and provisions of the registration rights which the Company granted to the investors in connection with the private placement. It may not contain all of the information that is important to you. You can access complete information by referring to the form of stock purchase agreement, which was filed as an exhibit to the registration statement of which this prospectus is a part.

The Company is primarily filing this registration statement pursuant to the terms of the registration rights granted to the investors in connection with the private placement. Under the registration rights granted in the private placement, the Company must use commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission within 120 days of the date on which shares of its common stock were issued to the investors, and the Company must keep the registration statement continuously effective until the earlier of:

  the date on which the investors may sell the shares of common stock without registration under the Securities Act of 1933, as amended;
  the date on which the investors have sold all their shares of common stock covered by this prospectus pursuant to the registration statement or otherwise; or
  two years after the date on which shares of our common stock were issued to the investors.

Any shares of common stock sold by the investors pursuant to this prospectus will no longer be entitled to the benefits of the registration rights agreement. The Company has agreed to bear the expenses of registering the sale of the shares of common stock by the investors.

Pursuant to the registration rights, the Company has agreed to indemnify the investors against all losses, claims, damages, liabilities, costs and expenses arising under the securities laws in connection with the registration statement or this prospectus, subject to limitations specified in the registration rights.

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In addition, the investors have agreed to indemnify us, our officers, directors, and any person who controls our company against all losses, claims, damages, actions, liabilities, costs and expenses arising under the securities laws which result from:

  information furnished to us by the investors for use in the registration statement or this prospectus or any investor's failure to comply with certain provisions of the form of stock purchase agreement, a copy of which was filed as an exhibit to the registration statement of which this prospectus is a part.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned by the selling stockholders as of October 3, 2003, the number of shares of common stock covered by this prospectus and the total number of shares of common stock which the selling stockholders will beneficially own upon completion of this offering. This table assumes that the selling stockholders will offer for sale all of their shares of common stock.

The common stock offered by this prospectus may be offered from time to time by the selling stockholders named below, or by any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by representatives of the selling stockholders, or on our records, as of October 3, 2003 and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

	Shares			Shares
	Beneficially			Beneficially
	Owned		Shares	Owned
	Prior to		Being	After
	Offering(1)		Offered	Offering(1)

Selling Stockholder	Number	Percent		Number	Percent

Bankhaus Schelhammer & Schattera AG	81,250	*	65,000	16,250	*
Kenneth Colter	31,250	*	25,000	6,250	*
Elizabeth Lindt Colter	12,500	*	10,000	2,500	*
Coutts Bank (Switzerland) Ltd	172,500	1.2%	150,000	37,500	*
Eagle & Dominion EuroAmerican Growth Fund LP	180,600	1.3%	110,000	70,600	*
Eagle & Dominion EuroAmerican Growth Fund Ltd	548,350	3.5%	390,000	158,350	1.1%
Frank Mayer	62,500	*	50,000	12,500	*
Ronald M. Urvater	75,000	*	60,000	15,000	*
Van Wagoner Private Opportunities	2,259,910	15.6%	750,000	1,509,910	10.4%

*	Less than 1%.

(1)	Percentages after the offering are based on 14,318,359 shares of common stock outstanding.

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PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest, may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

  block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;
  ordinary brokerage transactions and transactions in which the broker solicits purchases;
  privately negotiated transactions;
  short sales;
  through the writing of options on the securities, whether the options are listed on an options exchange;
  through the distribution of the securities by any selling stockholder to its partners, members or stockholders;
  one or more underwritten offerings on a firm commitment or best efforts basis; and
  any combination of any of these methods of sale.

The selling stockholders may also transfer the securities by gift. The Company does not know of any arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one ore more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of selling stockholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

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The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be 'underwriters' within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five year business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The Company has agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify the Company in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. The Company agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the selling stockholders may sell the securities without registration under the Securities Act, the date on which the selling stockholders have sold all of the securities or two years after the effective date of the registration statement. The Company has agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel or other advisors to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders or any fees and expenses of counsel or other advisors to the selling stockholders.

The Company will not receive any proceeds from sales of any securities by the selling stockholders.

The Company can not assure you that the selling stockholders will sell all or any of the securities offered for sale under this prospectus.

LEGAL MATTERS

     The validity of the issuance of the shares offered hereby will be passed upon for the Company by its counsel, Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements as of and for the year ended December 31, 2002, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the substantial doubt about the Company's ability to continue as a going concern, and (2) the change in 2002 in the method of accounting for goodwill and intangible assets and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP has expressed no opinion or other form of assurance other than with respect to such disclosures), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements and financial statement schedule included in our Annual Report on Form 10-K for the years ended December 31, 2001 and December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and financial statement schedule are incorporated by reference in reliance on Arthur Andersen LLP's report, given on their authority as experts in accounting and auditing.  We dismissed Arthur Andersen as our independent public accountants, effective July 25, 2002.  After reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this prospectus and the registration statement of Arthur Andersen's audit reports ;with respect to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2001 and December 31, 2000.  Under these circumstances, Rule 437a under the Securities Act permits us to file this prospectus and the registration statement without a written consent from Arthur Andersen.  As a result, with respect to transactions in our securities pursuant to this prospectus that occur subsequent to the date this prospectus is filed with the Securities and Exchange Commission, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein.  Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

10 / STKR	2003 Form S-3

WHERE YOU CAN FIND MORE INFORMATION

     StockerYale, Inc. is a public company and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document the Company files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The Company's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, the Company's stock is listed for trading on The Nasdaq National Market. You can read and copy reports and other information concerning the Company at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

     This prospectus is only part of a Registration Statement on Form S-3 that the Company has filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. The Company has also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

  inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room, obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or obtain a copy from the SEC web site.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:

  The Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed on April 15, 2003;
  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003;
  The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003;
  The Company's Current Report on Form 8-K filed April 25, 2003 with respect to a press release the Company issued on April 25, 2003 announcing its first quarter 2003 financial results;
  The Company's Current Report on Form 8-K filed June 24, 2003 with respect to a press release the Company issued on June, 2003 announcing its new credit facility, a private placement of stock and a new director;
  The Company's Current Report on Form 8-K filed August 5, 2003 with respect to a press release the Company issued on July 30, 2003 announcing its second quarter 2003 financial results;
  The Company's Current Report on Form 8-K filed August 27, 2003 with respect to a press release the Company issued on August 26, 2003 announcing a Special Meeting to authorize a reverse split of its common stock;
  The Company's Current Report on Form 8-K filed October 1, 2003 with respect to issuance of a $2,500,000 Convertible Note to an institutional investor; and
  All of the filings pursuant to the Securities Exchange Act of 1934 after the date of filing of the original registration statement and prior to the effectiveness of the registration statement.

     You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (609) 870-8229 or via email at fpilon@stockeryale.com.

     To the extent that any statements contained in a document incorporated by reference are modified or superceded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superceded.

11 / STKR	2003 Form S-3

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supercedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     The following table sets forth the Company's estimates (other than the SEC and Nasdaq registration fees) of the expenses in connection with the issuance and distribution of the shares of common stock being registered. None of the following expenses are being paid by the selling stockholder.

Item	Amount
SEC registration fee	$133
Legal fees and expenses	25,000
Accounting fees and expenses	12,500
Transfer agent fees	3,000
Commissions	15,290
Miscellaneous fees and expenses	10,000
Total	$65,923

Item 15.   Indemnification of Directors and Officers.

The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer, director, employee or other agent of the corporation, or who serve at its request in any capacity with respect to any employee benefit plan, in his capacity as or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

The Company's By-laws provide that directors and officers of our company shall be indemnified by us against liabilities and expenses arising out of service as a director or officer of our Company. Our By-laws provide that such indemnification shall not be provided if (i) it is determined that the action giving rise to the liability was not taken in good faith and in the reasonable belief that the action was in the best interests of our Company or (ii) in a criminal matter, it is adjudicated or determined that the director or officer had reasonable cause to believe his conduct was unlawful. No indemnification shall be provided for any director or officer with respect to any proceeding by or in the right of our Company or alleging that a director or officer received an improper personal benefit if he is adjudged liable to us in such proceeding. The By-laws provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws also provide that the right of directors and officers to indemnification is a contract right.

12 / STKR	2003 Form S-3

Under the Company's By-laws, indemnification shall include payment by us of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to such indemnification under the By-laws, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided even if the person to be indemnified is no longer an officer, director, or employee of our Company.

The By-laws provide that the Company is authorized to purchase and maintain liability insurance on behalf of any of its directors, officers, employees or agents, whether or not it would have power to indemnify him against such liability or cost.

LIMITATION OF LIABILITY

Massachusetts General Laws Chapter 156B, Section 13 enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

The Company's Amended and Restated Articles of Organization provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duties. This limitation of liability does not limit any director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

The Company currently carries a directors' and officers' liability insurance policy covering its directors and officers.

13 / STKR	2003 Form S-3

Item 16.   Exhibits

(a)	Exhibits.

Exhibit
Number		Description of Document

4.2		Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale's Form 10-KSB for the year ended December 31, 2000.
4.3		Amendment to the Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale's Form 10-QSB for the quarter ended June 30, 2001.
4.4		Amended and Restated Bylaws of StockerYale, Inc., incorporated by reference to Exhibit 3.2 of StockerYale's Form 10-SB, as amended, filed on November 2, 1995.
*5.1		Opinion of Goodwin Procter LLP.
*23.1		Consent of Deloitte & Touche LLP.
*23.2		Notice Regarding Consent of Arthur Andersen LLP.
23.3		Consent of Goodwin Procter LLP (included in Exhibit 5.1).
*99.1		Form of Stock Purchase Agreement between StockerYale, Inc. and the selling stockholders.

* Included herewith

Item 17.   Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

14 / STKR	2003 Form S-3

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem and State of New Hampshire on the 17th day of October, 2003.

StockerYale, Inc.

By:	/s/ Mark W. Blodgett

Mark W. Blodgett
Chairman and Chief Executive Officer

15 / STKR	2003 Form S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned officers and directors of StockerYale, Inc. hereby severally constitutes each of Mark W. Blodgett and Francis J. O'Brien, with full power of substitution, his or her true and lawful attorney with full power to him, to sign for the undersigned and in his or her name in the capacity indicated below, the registration statement filed herewith and any and all amendments to said registration statement (including amendments pursuant to Rule 462), and generally to do all such things in his or her name and in his or her capacity as an officer or director to enable StockerYale, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorney, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Director and Chairman of the Board	October 17, 2003
/s/ Mark W. Blodgett Mark W. Blodgett	(Principal Executive Officer)

	Sr. Vice President and Chief Financial Officer	October 17, 2003
/s/ Francis J. O'Brien Francis J. O'Brien	(Principal Financial and Accounting Officer)

/s/ Lawrence W. Blodgett Lawrence W. Blodgett	Director	October 17, 2003

/s/ Clifford L. Abbey Clifford L. Abbey	Director	October 17, 2003

/s/ Steven E. Karol Steven E. Karol	Director	October 17, 2003

/s/ Raymond J. Oglethorpe Raymond J. Oglethorpe	Director	October 17, 2003

/s/ Dietmar Klenner Dietmar Klenner	Director	October 17, 2003

16 / STKR	2003 Form S-3

EXHIBIT INDEX

(a)	Exhibits.

Exhibit
Number		Description of Document

4.2		Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale's Form 10-KSB for the year ended December 31, 2000.
4.3		Amendment to the Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale's Form 10-QSB for the quarter ended June 30, 2001
4.4		Amended and Restated Bylaws of StockerYale, Inc., incorporated by reference to Exhibit 3.2 of StockerYale's Form 10-SB, as amended, filed on November 2, 1995
*5.1		Opinion of Goodwin Procter LLP
*23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page)
*99.1		Form of Stock Purchase Agreement between StockerYale, Inc. and the selling stockholders.

* Included herewith

17 / STKR	2003 Form S-3

EXHIBIT 5.1
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881

October 17, 2003

StockerYale, Inc.
32 Hampshire Road
Salem, New Hampshire 03079

Ladies and Gentlemen:

We have acted as counsel to StockerYale, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 3,000,000 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"), which may be sold by the selling stockholder named in the prospectus included in the Registration Statement (the "Selling Stockholder").

In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, and the Company's Second Amended and Restated By-Laws, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that, when sold by the Selling Stockholder pursuant to the Registration Statement (including any Prospectus Supplement relating thereto), and provided no stop order shall have been issued by the Commission relating thereto, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the Commonwealth of Massachusetts (including the applicable provisions of the Massachusetts Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Goodwin Procter LLP
Goodwin Procter LLP

18 / STKR	2003 Form S-3

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
StockerYale, Inc.:

We consent to the incorporation by reference in this Registration Statement of StockerYale, Inc. on Form S-3 of our report dated March 7, 2003 (April 14, 2003 as to Notes 2, 13 and 22), relating to the consolidated financial statements and supplemental schedule listed in Item 15 a(2), of StockerYale, Inc. as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the substantial doubt about the Company's ability to continue as a going concern, and (2) the change in 2002 in the method of accounting for goodwill and intangible assets and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Annual Report on Form 10-K of StockerYale, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 17, 2003

19 / STKR	2003 Form S-3

EXHIBIT 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

StockerYale, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as its independent auditors, effective July 25, 2002. After reasonable efforts, the Company has been unable to obtain Andersen's written consent to the incorporation by reference into this registration statement (Form S-3) and related prospectus of Andersen's audit reports with respect to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this registration statement and related prospectus without a written a consent from Andersen. As a result, with respect to transactions in the Company's securities pursuant to the registration statement that occur subsequent to the date this registration statement is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.

20 / STKR	2003 Form S-3

EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

   STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May __, 2003, by and between StockerYale, Inc., a Massachusetts corporation (the "Company"), and the investor named on the signature page hereof (the "Investor").

W I T N E S S E T H

   WHEREAS, the Company is offering for sale up to 2,500,000 shares (the "Shares") of its Common Stock (as defined below) at the price per share of Common Stock negotiated with each purchaser, pursuant to a Confidential Offering Memorandum dated as of May  , 2003 (the "Memorandum"), this transaction generally being herein referred to as the "Private Placement"; and

    WHEREAS, the Investor desires to purchase from the Company shares of Common Stock on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

    1. Definitions.  Unless specifically defined herein, capitalized terms used herein have the meaning ascribed to such terms in the Memorandum except that, unless the context requires otherwise, the following terms have the meanings indicated:

    "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

    "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

    "Investors" shall mean all of the purchasers of Shares sold in the Private Placement.

    "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

    "Total Purchase Price" shall mean the aggregate purchase price for all of the Shares sold in the Private Placement.

    2. Purchase of Common Stock.  Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investor and the Investor agrees that it will purchase from the Company, at $____ per share of Common Stock (the "Per Share Purchase Price"), _________ shares of Common Stock (the "Investor Shares").  The aggregate purchase price for the shares of Common Stock shall be $_________ (the "Aggregate Purchase Price").  The shares of Common Stock are being offered pursuant to the Memorandum.

    3. Deliveries at Closing

        (a)   Deliveries by the Investor.  At the Closing of the transactions contemplated hereby, the Investor shall deliver to the Company the following:

21 / STKR	2003 Form S-3

            (1)   the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company as set forth on Annex V hereto, which funds will be delivered to the Company in consideration of the Investor Shares issued at the closing of the transaction contemplated hereby;

            (2)  an executed Investor Questionnaire in the form attached as Annex I;

            (3)  an executed Managed Account Representation Letter in the form attached as Annex II, if the Investor is acting on behalf of a managed account in the purchase of the Investor Shares; and

            (4)  a completed Registration Statement Questionnaire in the form attached as Annex III.

        (b) Deliveries by the Company.  At the Closing of the transactions contemplated hereby, the Company shall deliver to the Investor one or more certificates representing the Investor Shares registered in the name of the Investor or its nominee(s), as the Investor has specified in writing to the Company.

    4. Representations, Warranties, Covenants and Agreements

        (a) Investor Representations, Warranties and Covenants.  The Investor represents, warrants and agrees as follows:

            (1) The Investor has received and reviewed a copy of the Memorandum, and all appendices and supplements (if any) thereto, relating to the Shares and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Memorandum, and the Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares.  The Investor has had access to such financial and other information and has had the opportunity to ask questions and receive answers as deemed necessary in respect of the decision to purchase the Investor Shares, and has consulted with its advisors concerning the proposed investment in the Company.  The Investor understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption "Risk Factors" in the Memorandum.

            (2) The Investor has decided to invest in the Shares and, in making the decision to so invest, is not in any way relying on the fact that any other Person has decided to invest in the Shares.

            (3) The Investor represents that the Investor (or, if applicable, each managed account on whose behalf the Investor Shares are being purchased by such Investor) is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), as certified by the Investor in the Investor Questionnaire attached hereto as Annex I.  The Investor further represents that the Investor (or, if applicable, each managed account on whose behalf the Investor Shares are being purchased) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Shares and can bear the economic risk of loss of the entire investment in the Shares being purchased.

            (4) The Investor understands and expressly acknowledges and agrees that none of the Shares has been, or will be, registered or qualified under the Securities Act, or under any applicable securities laws of any State of the United States ("Applicable State Law") and therefore may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, directly or indirectly, unless subsequently registered or qualified under the Securities Act and under Applicable State Law or unless an exemption from the registration requirements of the Securities Act and Applicable State Law is available, in each case to the extent permitted by the terms of this Agreement.

22 / STKR	2003 Form S-3

          (5) The Investor understands and agrees that all certificates representing the Investor Shares shall bear a legend which will be substantially in the form of the following:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS ("APPLICABLE STATE LAW").  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE STATE LAW RELATING TO DISPOSITION OF SECURITIES."

            (6) The Investor (or, if applicable, each managed account on whose behalf the Investor Shares are being purchased by the Investor) will acquire the Investor Shares pursuant to this Agreement for its own account for investment and not with a view to, or in connection with, the resale or distribution thereof or in any arrangement or understanding with any other persons regarding the distribution of such Investor Shares.  The Investor hereby covenants and agrees that, during the six month period following the Closing, the Investor shall execute a lockup agreement, containing a restriction on the sale of Investor Shares for a period terminating on the earlier of the ninetieth day following closing of a primary offering by the Company or the six month anniversary of the Closing, and other standard terms and conditions, with any requesting underwriter participating in a primary offering (as defined in Section 5(a)(1) below).

            (7) The Investor hereby covenants and agrees with the Company not to, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish a "put equivalent position" as such term is defined by Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any Investor Shares, options or warrants to acquire Investor Shares, or securities exchangeable or exercisable for or convertible into Investor Shares owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Investor or publicly announce the Investor's intention to do any of the foregoing or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Investor Shares, prior to the date on which the Registration Statement (as defined in Section 5(a)(2)) is declared effective (other than in connection with a sale pursuant to a registration statement effected under Section 5(a)(1) hereof).

            (8) The Investor hereby covenants and agrees with the Company not to make any sale of the Investor Shares without causing the prospectus delivery requirement under the Securities Act to be satisfied or otherwise complying with the Securities Act, and the Investor acknowledges and agrees that the Investor Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Investor Shares is accompanied by (a) a separate certificate (i) in the form of Annex V hereto, (ii) executed by an officer of, or other authorized person designated by, the Investor, and (iii) to the effect that (A) the Investor Shares have been sold in accordance with a registration statement pursuant to Section 5 hereof and (B) the requirement of delivering a current prospectus has been satisfied; or (b) an opinion of counsel reasonably satisfactory to the Company stating that an exemption from registration is available under the Securities Act.  The Investor acknowledges and agrees that, notwithstanding anything else in this Agreement to the contrary, there may be times when the Company may suspend the use of the prospectus forming a part of a registration statement (or otherwise render the registration statement unavailable) in the event that, and during such period as, pending negotiations relating to, or consummation of, a transaction, or the occurrence of any other event, would require additional disclosure of material information by the Company in the registration statement and the Company determines that disclosing such information would (x) adversely affect the Company, (y) make it impractical or inadvisable to cause the registration statement to be filed or to become effective or to amend or supplement the registration statement or (z) otherwise render the Company unable to comply with the requirements of the Securities and Exchange Commission (the "Commission").

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In such event, subject to the last sentence of this Section 4(a)(8), the Company may suspend the use of such prospectus until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  The Investor hereby covenants and agrees that it will not sell any Investor Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Investor written notice of the suspension of the use of said prospectus and ending the date on which the Company gives the Investor written notice that the Investor may thereafter effect sales pursuant to said prospectus.  Anything herein to the contrary notwithstanding, the Company does not have the right to suspend the use of such prospectus for a period of more than sixty (60) business days per suspension and the Company may not exercise this right to suspend the use of such prospectus more than two times in any twelve month period.

            (9) The execution and delivery of this Agreement by the Investor and the performance of this Agreement and the consummation by the Investor or the Investor's advisory clients, as the case may be, of the transactions contemplated hereby have been duly authorized by all necessary (corporate, in the case of a corporation) action of the Investor and, if applicable, the Investor's advisory clients; and this Agreement, when duly executed and delivered by the Investor, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Investor or any of the Investor's advisory clients, as the case may be.

            (10) The Investor represents that:

                (A)     If the Investor is a corporation, it is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to perform its obligations under this Agreement.  If the Investor is a limited liability company, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (limited liability company and other) to perform its obligations under this Agreement.  If the Investor is any other form of business entity, it is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to perform its obligations under this Agreement.

                (B)     If the Investor is a corporation acting in an advisory capacity, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement.  If the Investor is a limited liability company acting in an advisory capacity, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement.

                (C)    If the Investor is a trust, the trustee thereunder has been duly appointed as trustee of such Investor with full power and authority to act on behalf of such Investor and to perform the obligations of such Investor under this Agreement.  Furthermore, the trustee under such trust has independently determined that the purchase of the Investor Shares is a suitable investment for such trust as authorized by the terms thereof and applicable laws and regulations.

                (D)    If the Investor is a limited partnership, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to perform its obligations under this Agreement.

                (E)     If the Investor is a limited partnership acting in an advisory capacity, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to act on behalf of its advisory clients under this Agreement.

                (F)     The execution and delivery of this Agreement and the performance by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of the Investor.

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                (G)         If the Investor is a corporation, limited liability company, partnership, trust or other form of business entity, the execution and delivery of this Agreement will not contravene or result in a default under any provision of existing law or regulations to which the Investor is subject, the provisions of its trust instrument, charter, by-laws or other governing documents or any indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound and does not require on its part any approval, authorization, license or filing from or with any foreign, federal, state or municipal board or agency which has not been obtained or duly made.

                (H)     If the Investor is an individual, the Investor has full power and authority to perform its obligations under this Agreement.

            (11) The Investor agrees to complete and execute and return to the Company (a) the Investor Questionnaire attached as Annex I to this Agreement representing that the Investor is investing in Shares as an "accredited investor;" (b) if the Investor is acting on behalf of a managed account in the purchase of any Investor Shares, the Managed Accounts Representation Letter attached as Annex II to this Agreement; and (c) the Registration Statement Questionnaire attached as Annex III, in each case together with an executed signature page to this Agreement.  The Investor represents and warrants that the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement (as defined in Section 5).  If any of the answers provided by the Investor in the questionnaires change prior to the effective date of the Registration Statement, the Investor will provide the Company with prompt written notice of such changes.  The Investor further represents and warrants that it is not purchasing the Investor Shares on behalf of any managed account other than as listed in the Managed Account Representation Letter.

            (12) The Investor has not entered into any contracts, arrangements, understandings or relationships (written or otherwise) with any other Person or Persons (other than the Company or a limited partner/member or affiliate of Investor, which in any case shall not violate any securities laws) with respect to any securities of the Company (including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies) or the operations, management or control of the Company; the Investor is not bound together, under common control with, in a common enterprise with, or otherwise acting in concert with, any other Person or Persons (other than a limited partner/member or affiliate of Investor, which in any case shall not violate any securities laws) in connection with the transactions contemplated by this Agreement; and the Investor does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another Person voting power or investment power over such securities.

            (13) Except as otherwise set forth in Annex III, as of the date hereof, the Investor does not beneficially own any shares of Common Stock.

            (14) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for the Investor to enter into this Agreement or otherwise purchase the Investor Shares.

^

            (15) The Investor hereby covenants and agrees not to disclose any confidential information provided to the Investor by the Company in the Memorandum or otherwise in connection with the Private Placement with respect to the Company, except as otherwise required by law.

        (b) Company Representations, Warranties and Covenants.  The Company hereby represents, warrants and agrees as follows:

            (1) The Company has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

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            (2) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action of the Company and the Agreement has been duly executed and delivered by the Company; and this Agreement, when duly executed and delivered by the Investor, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms.

            (3) The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated hereby and in accordance with the terms of the Memorandum, the Investor Shares will be validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests in respect of the issuance thereof.

            (4) The execution and delivery of this Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not (i) violate the Articles of Organization (as amended to date) of the Company, or the By‑Laws (as amended to date) of the Company, or (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets other than a breach or violation that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company (a "Material Adverse Effect"); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Investor Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Federal or state securities or "blue sky" laws or, with respect to requirements applicable to the Investor and except where the failure to obtain such consents, approvals, authorizations, registrations or qualifications would not reasonably be expected to have a Material Adverse Effect.

            (5) The information contained in the following documents, which the Company has furnished to the Investor does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances in which they were made not misleading as of the respective final dates of the documents.  Each of the documents listed in (A), (B) and (C) below complied as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act as of the date filed with the Commission.

                (A)     the Company's Annual Report to Stockholders on Form 10‑K for the fiscal year ended December 31, 2002, as amended (without exhibits);

                (B)     Notice to Stockholders and Proxy Statement for its Special Meeting in lieu of an Annual Meeting of Stockholders to be held on May 22, 2003;

                (C)    the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

                (D)    the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003; and

                (E)    the Memorandum.

            (6) The balance sheets of the Company for the twelve months ended December 31, 2002 have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, are consistent in all material respects with the books and records of the Company and accurately present in all material respects the financial position of the Company and its subsidiaries as of December 31, 2002.  There has been no material adverse change in the financial condition or business or results of operations of the Company or its subsidiaries since December 31, 2002, except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and the Memorandum.

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        (c)  Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein and in the certificates for the Investor Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Investor of the Investor Shares and the payment therefor.

    5.    Registration of the Shares; Compliance with the Securities Act

        (a)  Registration Rights; Registration Procedures and Expenses

            (1) If at any time or times after the date hereof, the Company shall determine or be required to register any shares of its Common Stock or other equity securities for sale under the Securities Act in exchange for cash (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders of the Company (a "secondary offering") or both), but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable, the Company shall:

                (A)     Promptly give written notice thereof to each of the Investors.

                (B)     Use commercially reasonable efforts to effect the registration under the Securities Act of all Investor Shares (but not any other shares) which such Investors request to be registered in a writing delivered to the Company within 10 days after such Investors' receipt of the notice referred to above, subject to subparagraph (iii) below.

                (C)    In the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering, (a) the Company shall not be required to include any Investor Shares in such underwriting unless the Investors thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it, and (b) if the underwriter(s) determines that marketing factors require a limitation on the number of Investor Shares to be offered, the Company shall not be required to register Investor Shares of the Investors in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company, and in the event of any such limitation, the number of Investor Shares of any Investor requesting inclusion in such registration shall be based upon the relative holdings of Common Stock of all Investors requesting such registration (and if any Investor would thus be entitled to include more Investor Shares than such Investor requested to be registered, the excess shall be allocated among other requesting Investors pro rata based upon their relative holdings of Common Stock).  All expenses relating to the registration and offering of Investor Shares pursuant to this Section 5(a)(1) and pursuant to Section 5(a)(2) below shall be borne by the Company, except that the Investors shall bear underwriting and selling commissions attributable to their Investor Shares being registered, any transfer taxes on shares being sold by such Investors and the costs of any counsel or other professional advisors engaged by the Investors.

Notwithstanding the foregoing, the Company's obligations pursuant to this Section 5(a)(1) shall be suspended for so long as the Registration Statement filed pursuant to Section 5(a)(2) is effective.

            (2) The Company shall:

                (A)     Subject to the provisions of subparagraph (B) of this Section 5(a)(2) and Sections 5(c) and 5(d) below, use commercially reasonable efforts to prepare and file with the Commission within 60 days of the Closing a registration statement on Form S-3 under Rule 415 under the Securities Act (the "Registration Statement") to enable the public offering and sale of the Investor Shares by the Investor from time to time through the NASDAQ National Market, the over-the-counter market or in privately‑negotiated transactions or otherwise.

                (B)     The Company shall use commercially reasonable efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective within 120 days after the Closing.

27 / STKR	2003 Form S-3

                (C)    Promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period not exceeding the second anniversary of the Closing, or such shorter period which will terminate on the earlier of the date when (i) the Shares held by the Investor may be sold without registration under the Securities Act or (ii) all of the Shares covered by such Registration Statement have been sold pursuant to such Registration Statement or otherwise.

                (D)    Promptly furnish to the Investor with respect to the Investor Shares registered under the Registration Statement (and to each underwriter, if any, of such Investor Shares) such number of copies of the Registration Statement and any amendment or supplement thereto and of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as the Investor shall reasonably request.

                (E)     Promptly file documents required of the Company for customary "blue sky" clearance in states specified in writing by the Investor and reasonably required by the Investor in order to resell its Investor Shares; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                (F)     Promptly inform the Investor when any stop order by the Commission has been issued with respect to the Investor Shares and use commercially reasonable efforts to promptly cause such stop order to be withdrawn.

                (G)    Take such other actions as may reasonably be necessary to effect the registration of the resale of the Investor Shares on a registration statement on Form S-3 in accordance with the terms of this Agreement and to allow such Investor Shares to trade in the same market system or exchange where the Company's Common Stock then trades.

                (H)     File the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any holder of Investor Shares, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), all to the extent required from time to time to enable the Investor to sell Investor Shares without registration under the Securities Act within the limitations provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission; provided, however, that, except as otherwise expressly provided in this Section 5(a)(2)(H), nothing in this Agreement shall require the Company to file reports under the Securities Act or the Exchange Act, to register any of its securities under the Exchange Act, or to make publicly available any information concerning the Company at any time when it is not required by law or by any agreement by which it is bound to do any of the foregoing.

A questionnaire related to the Registration Statement to be completed by the Investor is attached hereto as Annex IV.

        (b) Transfer of Shares.  The Investor agrees not to effect any disposition of the Investor Shares or the right to purchase the Investor Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in Sections 5(a)(1) and (2) or pursuant to an exemption from registration under the Securities Act.  The Investor agrees to promptly notify the Company of any changes in the information set forth in any registration statement regarding the Investor Shares or the Investor.

        (c)  The Investor hereby acknowledges and agrees that in the event that the Company makes any filing with the SEC in connection with a primary underwritten offering within 30 days following the Closing Date, the time period for preparing and filing a Registration Statement as contemplated by Section 5(a)(2) above shall be extended until September 23, 2003 and the Company shall use commercially reasonable efforts, subject to the receipt of necessary information from the Investor, to cause the Registration Statement to become effective as promptly thereafter as practicable.

28 / STKR	2003 Form S-3

       (d) Postponement.  The Company may postpone the filing or effectiveness of any registration statement to be filed pursuant to this Section 5 for a reasonable period of time if (i) the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement and (ii) the Board of Directors of the Company determines in good faith that such disclosure would have a material adverse effect on any such confidential negotiations or other confidential business activities or would be materially detrimental to the Company.

        (e)  Indemnification and Contribution

            (1) For the purpose of this Section 5(e):

                (A)     The term "Selling Shareholder" shall include the Investor, officers, directors, trustees, or any affiliate of such Investor and each person, if any, who controls the Selling Shareholder within the meaning of the Securities Act and

                (B)     The term "Registration Statement" shall include (i) the Registration Statement and any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement and (ii) any registration statement filed in connection with Section 5(a)(1) and any final prospectus, exhibit, supplement or amendment included in or relating to such registration statement; and

            (2) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages  or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or omission made in such Registration Statement in reliance upon written information furnished to the Company by or on behalf of such Selling Shareholder for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Sections 4(a)(7) and 5(b) hereof respecting sale of the Shares or any statement or omission in any prospectus that is corrected or made not misleading in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor. The Company will reimburse such Selling Shareholder, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

            (3) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Sections 4(a)(7) and 5(b) hereof respecting sale of the Shares, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon written information furnished by or on behalf of the Investor for use in preparation of the Registration Statement, provided, however, that such Investor shall not be liable in any such case to the extent that the Investor has furnished in writing to the Company information expressly for use in such Registration Statement or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company prior to the filing of the Registration Statement, and if furnished to the Company after the filing of the Registration Statement, has notified the Company of such information immediately upon its occurrence or the Investor's knowledge of its occurrence.  The Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the proceeds received by such Investor (net of any underwriting discount) upon the sale of the Shares giving rise to such indemnification obligation.

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            (4) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5(e), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties in accordance with the provisions of this Section 5(e).

            (5) If the indemnification provided for in this Section 5(e) from the indemnifying person is determined by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 5(e), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(e), no Investor shall be required to contribute any amount in excess of the dollar amount of the proceeds received by such Investor (net of any underwriting discount) upon the sale of the Shares giving rise to such contribution obligation.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f)   Termination of Conditions and Obligations.  The conditions precedent imposed by Section 4(a)(8) or this Section 5 upon the transferability of the Investor Shares shall cease and terminate as to any particular number of the Investor Shares when such Investor Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the registration statement covering such Investor Shares or when such Investor Shares shall have been sold or otherwise disposed following receipt by the Company of an opinion of counsel satisfactory to the Company stating that an exemption from registration is available under the Securities Act to sell or otherwise dispose of such Investor Shares.

        (g)  Information Available.  So long as a registration statement is effective covering the resale of the Investor Shares, the Company will furnish to the Investor:

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            (1) As soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within one hundred twenty (120) days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10‑K or equivalent form, (iii) its Quarterly Reports to Shareholders, (iv) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10‑Q or equivalent form, and (v) a full copy of the particular registration statement covering the Shares (the foregoing, in each case, excluding exhibits); and

            (2) Upon the reasonable request of the Investor, all exhibits to the reports and registration statement provided to the Investor pursuant to subparagraph (1) of this Section 5(g) and all other information that is made available to shareholders;

            (3) Upon the reasonable request of the Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the registration statement covering the Investor Shares and will otherwise reasonably cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters.

        6.   Miscellaneous.

            (a)  Remedies. It is understood and agreed that any breach of the provisions of this Agreement by either party hereto will result in irreparable injury to the other party hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which such party may have, such party may enforce its rights by actions for specific performance (to the extent permitted by law).

            (b) Fees and Expenses.  Each of the parties hereto shall be responsible  for their own expenses incurred in connection with the transactions contemplated hereby.  The Company shall reimburse the Investor for its reasonable out-of-pocket expenses, if any, incurred in connection with the procedures in Section 5(a)(2)(A) through (H) hereof, other than fees and expenses, if any, of one counsel or other advisors to all of the Investors upon delivery to the Company of reasonable documentation setting forth such out-of-pocket expenses.

            (c) Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The Investor may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

            (d) Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by written execution by both parties.  By executing this Agreement below, the Investor agrees to be bound by all of the terms, provisions, warranties, covenants and conditions contained herein.  Upon acceptance by the Company, this Agreement shall be binding on both parties hereto.

            (e)  Consent To Jurisdiction.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.  FURTHERMORE, EACH INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MASSACHUSETTS IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

31 / STKR	2003 Form S-3

            (f)   Notices.  All notices, requests, consents and other communication hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

StockerYale, Inc.
32 Hampshire Road
Salem, New Hampshire 03079
Attn:    Mark W. Blodgett,
Chief Executive Officer

with a copy mailed to:

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attn:  Stuart M. Cable, P.C.

or to such other person at such other place as the Company shall designate to the Investor in writing; and if to the Investor, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

            (g)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

[Remainder of Page Intentionally Left Blank]

32 / STKR	2003 Form S-3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STOCKERYALE, INC.

By:     _____________________________

Name: _______________________
Title: _______________________

Accepted and Agreed as of the date
first above written:

Name of Investor (Print)

By:   ______________________________

Name: _______________________
Title: _______________________

Address:  __________________________
               __________________________
               __________________________

Telephone:__________________________

Facsimile:___________________________

Nominee (name in which Investor Shares
are to be registered, if different than name
of Investor) __________________________

Address of Nominee:

___________________________________
___________________________________
___________________________________

Taxpayer I.D. Number:________________

(if acquired in the name of a nominee, the
taxpayer I.D. number of such nominee)

EACH INVESTOR EXECUTING THESE PURCHASE AGREEMENT SIGNATURE PAGES ON BEHALF OF ONE OR MORE MANAGED ACCOUNTS SHOULD PROVIDE THE NAME OF, AND FOREGOING INFORMATION WITH RESPECT TO, EACH SUCH MANAGED ACCOUNT.

33 / STKR	2003 Form S-3

By:   ________________________________

Name: ________________________
Title: _________________________

On behalf of the following accounts:

34 / STKR	END	2003 Form S-3